EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Saba Software, Inc. 2000 Stock Incentive Plan of our reports dated August 18, 2006, with respect to the consolidated financial statements of Saba Software, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2006, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

August 18, 2006